                                   Exhibit 15

                           Accountants' Acknowledgment

First Brands Corporation
83 Wooster Heights Road
Danbury, CT  06813-1911

Ladies and Gentlemen:

         RE: FORM S-8 REGISTRATION STATEMENTS NO. 33-35770, NO. 33-56992
                                AND NO. 33-56503

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated November 4, 1996 related to our review of interim financial information.

Pursuant to Rule 436'c' under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                                      Very truly yours,

                                                      /s/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP

New York, New York
November 4, 1996